                                                                   EXHIBIT 10.71

                                    AGREEMENT


     THIS AGREEMENT ("Agreement") is made as of the 29th day of January, 1999, between Consolidated Capital of North America, Inc., a Colorado corporation (the "Company") and U.S. Steel Group of USX Corporation (the "Creditor").

                                     RECITAL

     WHEREAS, the Company has entered into an agreement pursuant to which the Company will acquire substantially all of the assets and a majority of the liabilities of Toledo Pickling and Steel Sales, Inc. ("TPSS");

     WHEREAS, the Creditor is owed $3,166,362.88 (the "Debt") by TPSS;

     WHEREAS, the Creditor and the Company desire to enter into this Agreement pursuant to which the Company will issue to the Creditor Common Shares and a Promissory Note of the Company, and make a cash payment to the Creditor, as set forth in this Agreement in exchange for the cancellation of the Debt;

     NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Agreement, the Company and the Creditor agree as follows:

     1.   SETTLEMENT OF DEBT.

     1.1 CONSIDERATION TO BE ISSUED BY THE COMPANY. Subject to the terms and conditions contained in this Agreement, the Company agrees to issue and pay to the Creditor at the Closing (as herein defined), and the Creditor agrees to accept at the Closing, in full satisfaction and cancellation of the Debt: (i) Commons Shares of the Company with a market value of $1 million (the "Common Shares"); (ii) a three-year convertible promissory note in the principal amount of $2 million having the terms set forth in Exhibit A (the "Note"); and (iii) a cash payment of $166,362.88 (the "Cash Payment").

     1.2  Common Shares to be Issued

     (a) The number of Common Shares to be issued to the Creditor at the Closing based on the average of the closing bid and ask prices of the Company's Common Shares for the ten trading days prior to the closing of the acquisition of TPSS on January 12, 1999 of $.209 per share, shall be 4,784,689.

     (b) Until registered under the Securities Act of 1933, as amended (the "Securities Act"), the Common Shares will constitute "restricted securities" for the purposes of the Securities Act and may not be sold, except upon compliance with the registration requirements of the Securities Act and applicable state securities laws or an exemption therefrom. The certificates evidencing the Common Shares shall include a legend to the foregoing effect as set forth in paragraph 3.2(b) hereof.

     (c) The Creditor will be prohibited from selling any of the Common Shares within twelve months from the Closing, except if such sale is in accordance with Regulation 204.011 of the Pennsylvania Securities Act of 1972 ("Registration 204.011"). The Creditor shall execute and deliver a Statement in the form attached hereto as Exhibit B at the Closing. The Creditor represents and warrants that it will not sell any of the Common Shares in violation of Regulation 204.011. Stop transfer instructions regarding the restriction will be issued to the transfer agent for the Company's stock, and an additional legend in substantially the form set forth in Paragraph 3.2(b) hereof will be placed on the back of the certificate issued to the Creditor.

     2.   CLOSING

     2.1 Closing Date. The closing of the issuance of the Common Shares, the Note and the Cash Payment and the cancellation of the Debt (the "Closing") is conditioned on the closing of the acquisition of TPSS by the Company. The Closing shall take place on January 29, 1999.

     2.2 Closing Deliveries. At the Closing the Company shall deliver to the Creditor a stock certificate for the Common Shares issued in the name of the Creditor, the Note and the Cash Payment, In addition, the Company shall deliver the following:

          (a) A legal opinion of counsel to the Company as set forth in Paragraph 5;

          (b) A certificate of the secretary or an assistant secretary of the Company attaching a complete and correct copy of the certificate of incorporation, the bylaws and the resolutions duly adopted by its board of directors authorizing the execution, delivery and performance of this Agreement and the Notes; and certifying that such documents are currently in effect and there has been no amendment or modification to the Company's articles of incorporation or bylaws since the date thereof as reflected on the respective copy and that the resolutions have not been rescinded or modified since the date of adoption; and

          (c) A certificate of the Chief Financial Officer of the Company certifying that there has been no material adverse change in the financial condition of the Company since September 30, 1998.

     Upon delivery of the Common Shares, the Note and the Cash Payment, the Debt shall be canceled in full.

     3.   REPRESENTATION AND WARRANTIES.

     3.1 Representations and Warranties of the Company. The Company represents and warrants that as of the date of this Agreement:


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          (a)  Existence. The Company is a corporation duly organized and in good standing under the laws of the State of Colorado and is duly qualified to do business and is in good standing in all states where such qualification is necessary, except for those jurisdictions in which the failure to qualify would not, in the aggregate, have a material adverse effect on the Company's financial condition, results of operations or business.

          (b) Authority. The execution and delivery by the Company of this Agreement (i) is within the Company's corporate powers; (ii) is duly authorized by the Company' board of directors; (iii) is not in contravention of the terms of the Company's certificate of incorporation or bylaws; (iv) is not in contravention of any law or laws; (v) except for any filing which may be required pursuant to applicable state securities of "blue sky" laws, do not require any governmental consent, registration or approval; (vi) does not contravene any contractual or governmental restriction binding upon the Company; and (vii) will not result in the imposition of any lien, charge, security interest or encumbrance upon any property of the Company under any existing indenture, mortgage, deed or trust, loan or credit agreement or other material agreement or instrument to which the Company is a party or by which the Company or any of the Company's property may be bound or affected.

          (c) Binding Effect. This Agreement has been duly authorized, extended and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (d) Capitalization. The authorized capital stock of the Company as of January 25, 1999 consists of 200,000,000 shares of Common Stock, par value $.0001 per share, 51,071,150 shares of which are issued and outstanding and 10,000,000 shares of Preferred Stock, par value $.01 per share, of which the following Preferred Shares are authorized, issued and outstanding; Series A Preferred Shares, par value $1.00 per share, authorized 1,000,000 shares, 744,000 shares issued and outstanding; Series B Preferred Shares, par value $1.00 per share, authorized 1,000,000 shares, 449,000 shares issued and outstanding; Series C Preferred Shares, stated value $10,000 per share, authorized 200 shares, 0 shares issued and outstanding; Series D Preferred Shares, stated value of $10,000 per share, authorized 350 shares, o shares issued and outstanding, and Series E Preferred Shares, stated value $10,000 per share, authorized 140 shares, 0 shares issued and outstanding. Since January 25, 1999, no additional shares of Common Stock or Preferred Stock have been issued other than the Common Shares issued to the Creditor at Closing provided however, up to 350 Series D Preferred Shares and 140 Series B Preferred Shares are authorized for issuance to certain creditors and shareholders of Toledo pickling and Steel Sales, Inc. As of the Closing, the Common Shares will duly and validly authorized and when issued and delivered in accordance with the terms of this Agreement, will duly and validly issued, fully paid and non-assessable.

          (e) SEC Documents. The Company has furnished the Creditor with a true and complete copy of the Company's Report on Form 8-K filed on January 27, 1998, as amended on January 29, 1998 and March 27, 1998, Report on Form 8-K filed on January 28, 1998 as amended on January 29, 1998, Report on Form 8-K filed on March 18, 1998, Report on Form 8-K


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filed on May 1, 1998, Report on Form8-K filed on August 5, 1998, Report on Form
8-K filed on September 18, 1998, Report on Form 8-K filed on January 27, 1999, the Company's Form 10-KSB for the fiscal year ended December 31, 1997, Form 10-QSB for the quarterly periods ended March 31, June 30, and September 30, 1998, and the Registration Statement on Form SB-2 (No. 333-60761) and the Proxy Statement dated October 16, 1998 (the "Disclosure Documents"). Except as disclosed in the Disclosure Documents, since December 31, 1997 the Company has not incurred any material liability except in the ordinary course of its business consistent with past practices, and there has not been any change in the business, financial condition or results of operations of the Company which has had a material adverse effect on the Company. Since January 1, 1997, the Company has filed with the Securities and Exchange Commission (the "SEC") all documents required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. As of their respective filing dates, the Disclosure Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Disclosure Documents, and the Disclosure Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Disclosure Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with published rules and regulations of the SEC with respect thereto. The Financial Statements are accurate, complete and have been prepared in accordance with the books and records of the Company and in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments that are not material) the consolidated financial position of the Company as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

          (f) Litigation. There is neither pending nor, to the Company's knowledge and belief threatened any action, suit proceeding or claim, or any basis therefor, to which the Company is or may be named as a party or its property is or may be subject which may have a material adverse affect on the financial position of the Company or which calls into question any of the transactions contemplated by this Agreement. There are no governmental proceedings pending or threatened under state or federal environmental laws requiring disclosure under the Exchange Act.

          (g) Securities Matters. Subject to the accuracy of the representations of the Creditor set forth in Section 3.2 hereof, the offer, sale and issuance of the Common Shares as contemplated by this Agreement are exempt from the registration requirements under the Securities Act. The Company has complied and will comply with all applicable state securities laws in connection with the offer, sale and issuance of the Common Shares as contemplated by this Agreement.

     3.2 Representation and Warranties of the Creditor. The Creditor represents and warrants that as of the date of the execution of this Agreement:


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          (a)  Authorization. This Agreement constitutes a valid and legally binding obligation of such Creditor.

          (b)  Investment Representations.

               (i) The Creditor has received the Company's Disclosure Documents and the Creditor's designated representatives have had an opportunity to review the documents provided by the Company and to ask all questions of management of the Company.

               (ii) The Creditor acknowledges that the Common Shares and the Note are speculative and involve a high degree of risk.

               (iii) The Creditor (or its members and/or officers) has previously invested in unregistered securities and has sufficient financial and investing expertise to evaluate and understand the risks of the Common Shares.

               (iv) The Creditor has received from the Company, and is relying on, no representations (except as set forth in this Agreement) or projections with respect to the Company's business and prospects.

               (v) The Creditor is an "accredited investor" within the meaning of Regulation D under the Securities Act.

               (vi) The Creditor is acquiring the Common Shares for investment purposes only without intent to distribute the same, and acknowledges that the Common Shares have not been registered under the Securities Act and applicable state securities laws, and accordingly, constitute "restricted securities" for purposes of the Securities Act and such securities laws.

               (vii) The Creditor acknowledges that it will not be able to transfer the Common Shares except upon compliance with registration requirements of the Securities Act and applicable state securities laws or exemption therefrom.

               (viii) The certificates and/or instruments evidencing the Common Shares will contain the following legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, AN EXEMPTION THEREFROM OR COMPLIANCE WITH RULE 144 PROMULGATED THEREUNDER. THE SHARES REPRESENTED BY THIS STOCK CERTIFICATE SHALL NOT BE SOLD UNTIL JANUARY 29, 2001, EXCEPT IN ACCORDANCE WITH REGULATION 204.011 OF THE PENNSYLVANIA SECURITIES ACT OF 1972.


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     4.   OTHER AGREEMENTS OF THE COMPANY.

          The Company agrees that on or after thirty (30) days from the closing it will, within thirty (30) days of the Creditor's written request for such and at the Company's cost, file a Registration Statement with the Securities and Exchange Commission under the Securities Act to cause the Common Shares as well as the shares of Common Stock issuable upon conversion of the Note to become registered thereunder for resale by the Creditor (the "Registration Statement") and the Company agrees that it will use its best efforts to cause such Registration Statement to be declared effective. The Creditor shall have on such demand registration right. The Company also agrees to qualify the sale of all shares of Common Stock under such state securities laws as may be required in connection with the sale of shares of Common Stock by the Creditor.

     5.   CONDITIONS TO THE CREDITOR'S OBLIGATIONS.

          The company shall provide as if the date of Closing in form and substance satisfactory to the Creditor, an opinion of counsel to the Company to the effect that:

     (a) The Company is a corporation duly organized and in good standing under the laws of the State of Colorado and is duly qualified to do business and is in good standing in all states where such qualification is necessary, except for those jurisdictions in which the failure to qualify would not, in the aggregate, have a material adverse effect on the Company's financial condition, results of operations or business.

     (b) The execution and delivery by the Company of this Agreement (i) is within the Company's corporate powers: (ii) is duly authorized by the Company's board of directors; (iii) is not in contravention of the terms of the Company's certificate of incorporation or bylaws; (iv) is not in contravention of any law or laws; (v) except for any filing which may be required pursuant to applicable state securities of "blue sky" laws, do not require any governmental consent, registration or approval; (vi) does not contravene any contractual or governmental restriction binding upon the Company, and (vii) will not result in the imposition of any lien, charge, security interest or encumbrance upon any property of the Company under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Company is a party or by which the Company or any of the Company's property may be bound or affected.

     (c) This Agreement has been duly authorized, executed and delivery by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (d) The authorized capital stock of the Company as of January 25, 1999 consists of 200,000,000 shares of Common Stock, par value $.0001 per share, 51,071,150 share of which are issued and outstanding and 10,000,000 shares of Preferred Stock, par value $.01 per share of which the following Preferred Shares are authorized, issued and outstanding: Series A Preferred Shares, par value $1.00 per share, authorized 1,000,000 shares, 744,000 shares issued and outstanding; Series B Preferred Shares, par value $1.00 per share, authorized 1,000,000 shares 449,000 shares issued and outstanding ; Series C Preferred Shares, stated value $10,000 per


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share, authorized 200 shares, 0 shares issued and outstanding; Series D
Preferred Shares, stated value of $10,000 per share, authorized 350 shares, 0 shares issued and outstanding; and Series E Preferred Shares, stated value $10,000 per share, authorized 140 shares, 0 shares issued and outstanding. Since January 25, 1999, no additional shares of Common Stock or Preferred Stock have been issued other than the Common Shares issued to the Creditor at Closing, provided, however, up to 350 Series D Preferred Shares and 140 Shares Series E Preferred Shares are authorized for issuance to certain creditors and shareholders of Toledo Pickling and Steel Sales, Inc.

     (e) Since January 1, 1997, the Disclosure Documents (other than the Registration Statement on Form SB-2 (File No. 333-60761) constitute all documents required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. As of their respective filing dates, the Disclosure Documents compiled in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Disclosure Documents, and the Disclosure Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (f) There is neither pending nor, to such counsel's knowledge and belief, threatened, any action, suit, proceeding or claim, or any basis therefor, to which the Company is or may be named as a party or its property is or may be subject which may have a material adverse effect on the financial position of the Company or which calls into question any of the transactions contemplated by this Agreement. There are no governmental proceedings pending or threatened under state or federal environmental laws requiring disclosure under the Exchange Act.

     (g) Subject to the accuracy of the representations of the Creditor set forth in Section 3.2 hereof, the offer, sale and issuance of the Common Shares as contemplated by this Agreement are exempt from the registration requirements under the Securities Act. The Company has complied with all applicable state securities laws in connection with the offer, sale and issuance of the Common Shares as contemplated by the Agreement.


     6.   MISCELLANEOUS.

     6.1  Confidentiality.

     (a) The Creditor agrees to keep confidential any and all non-public information delivered or made available to the Creditor by the Company and identified as confidential, except for disclosures, as necessary, made by the Creditor to the Creditor's officers, directors, employees, agents, counsel and accountants each of whom shall be notified by the Creditor of this confidentiality covenant and for whom the Creditor shall be liable in the event of any breach of this covenant by any such individual or individuals; provided, however that nothing herein shall prevent the Creditor from disclosing such information (a) upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority having jurisdiction over the Creditor, (c) which has been publicly disclosed, or (d) to any of its


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members provided that any such members agree in writing (with a copy provided to the Company) to be bound by confidentiality provisions in form and substance substantially as are contained herein. In the event of a mandatory disclosure as described in clause (a) and/or (b) of the preceding sentence, the Creditor shall promptly notify the Company in writing of any applicable order, request or demand for such information, cooperate with the Company if and to the extent that the Company elects to seek an appropriate protective order or other relief from such order, request, or demand, and disclosure only the minimal amount of information ultimately required to be disclosed. The Creditor shall not use for its own benefit, nor permit any other person to use for such person's benefit, any of the Company's non-public information including without limitation, in connection with the purchase and/or sale of the Company's securities.

     (b) The Company shall in no event disclose non-public information to the Creditor, advisors to or representatives of the Creditor unless prior to disclosure of such information the Company marks such information as "Non-Public Information-Confidential" and provides the Creditor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Creditor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Creditor.

     6.2 Default and Rights and Remedies. Upon the occurrence to default, the Creditor shall have the rights and remedies set forth in the Note and the rights and remedies available to the Creditor under applicable law.

     6.3 Assignability, Successors.The provisions of this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto.

     6.4 Survival. All agreements, covenants, representations and warranties made by the Company or by the Creditor herein shall survive the execution and delivery of this Agreement.

     6.5 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAWS.

     6.6 Counterparts Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The descriptive headings in this Agreement are inserted for convenience of reference only and shall not affect the construction of this Agreement.

     6.7 Entire Agreement Amendments. This Agreement and the Exhibits contain the entire understanding of the parties with respect to the subject matter hereof, and supersede all other representations and understandings, oral or written, with respect to the subject matter


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


hereof. No amendment, modification, alteration, or waiver of the terms of this Agreement or consent required under the terms of this Agreement shall be effective unless made in a writing, which makes specific reference to this Agreement and which has been signed by the Company and such Creditor. Any such amendment, modification, alteration, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     6.8 Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given or made when delivered in hand, deposited in the mail, or sent by facsimile, with confirmation (if sent by facsimile on a non-business day, receipt shall be deemed to have occurred on the next succeeding business day).

Communications or notices shall be delivered personally or by certified or registered mail, postage, or by facsimile and addressed as follows, unless and until either of such parties notifies the other in accordance with this Section of a change of address;

     if to the Company:       Consolidated Capital of North America, Inc.
                              410 17th Street, Suite 400
                              Denver, Colorado 80202
                              Attn: Secretary
                              Tel:  (303) 446-2188
                              Fax:  (303) 446-5972

     with copies to:          Gallagher, Briody & Butler
                              212 Carnegie Center, Suite 402
                              Princeton, New Jersey  08540
                              Attn: Thomas P. Gallagher
                              Tel:  (609) 452-6000
                              Fax:  (609) 452-0090

     if to the Creditor:      Treasurer
                              U.S. Steel Group of USX Corporation
                              600 Grant Street
                              Pittsburgh, Pennsylvania  15219-2749

     6.9 Severability. Whenever possible, each provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or he remaining provisions of this Agreement.

     10.10 Recision. Pursuant to Section 207(m) of the Pennsylvania Securities Act of 1972, the following notice is provided to the Creditor:

     "EACH PERSON WHO ACCEPTS AN OFFER TO PURCHASE SECURITIES EXEMPTED FROM REGISTRATION BY SECTION 203(d), DIRECTLY FROM THE


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

ISSUER OR AFFILIATE OF THE ISSUER, SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE SELLER, UNDERWRITER (IF ANY) OR ANY OTHER PERSON WITHIN 2 BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS WRITTEN BINDING CONTRACT OF PURCHASE OR, IN THE CASE OF A TRANSFACTION IN WHICH THERE IS NO BINDING CONTRACT OF PURCHASE, WITHIN 2 BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED. YOUR WITHDRAW WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON AND YOU MAY RECEIVE A FULL REFUND OF ALL MONIES PAID BY YOU. TO ACCOMPLISH THIS WITHDRAW, YOU NEED ONLY SEND A LETTER OR TELEGRAM TO THE ISSUER INDICTING YOUR INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFORMENTIONED SECOND BUSINESS DAY. IF YOU ARE SENDING A LETTER, IT IS PRUDENT TO SEND IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ASSURE THAT ITS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. SHOULD YOU MAKE THE REQUEST ORALLY, YOU SHOULD ASK FOR WRITTEN CONFIRMATION THAT YOUR REQUEST HAS BEEN RECEIVED."

     IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above, as confirmed by signatory below. Facsimile signature of this Agreement shall be binding on all parties hereto. Signature of Issuer:

                                     CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.


                                      By:  /s/ Richard Bailey
                                           -------------------------------------
                                           Richard Bailey
                                           President and Chief Operating Officer

Signatory of Creditor:

U.S. Steel Group
Of USX Corporation
600 Grant Street
Pittsburgh, PA  15219-2749

By:  /s/ Torrance F. O'Connor
     ---------------------------------
         Torrance F. O'Connor
         Treasurer of U.S. Steel Group


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